Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Unaudited For the Fiscal Quarter Ended		Unaudited For the Fiscal Year Ended
(Amounts in thousands, except per share data)	4/28/2018	4/29/2017	4/28/2018	4/29/2017
Sales	$420,025	$412,706	$1,583,947	$1,520,060
Cost of sales	253,831	243,815	961,200	910,757
Gross profit	166,194	168,891	622,747	609,303
Selling, general and administrative expense	120,487	125,437	493,378	475,961
Operating income	45,707	43,454	129,369	133,342
Interest expense	108	279	538	1,073
Interest income	546	302	1,709	981
Other income (expense), net	(1,379)	(1,000)	(1,650)	(2,510)
Income before income taxes	44,766	42,477	128,890	130,740
Income tax expense	10,406	14,248	47,295	43,756
Net income	34,360	28,229	81,595	86,984
Net income attributable to noncontrolling interests	(150)	(232)	(729)	(1,062)
Net income attributable to La-Z-Boy Incorporated	$34,210	$27,997	$80,866	$85,922

Diluted weighted average common shares	47,472	49,181	48,135	49,470

Diluted net income attributable to La-Z-Boy Incorporated per share	$0.72	$0.57	$1.67	$1.73

Dividends declared per share	$0.12	$0.11	$0.46	$0.42

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

	Unaudited
(Amounts in thousands, except par value)	4/28/2018	4/29/2017
Current assets
Cash and equivalents	$134,515	$141,860
Restricted cash	2,356	8,999
Receivables, net of allowance of $1,956 at 4/28/18 and $2,563 at 4/29/17	154,055	150,846
Inventories, net	184,841	175,114
Other current assets	42,451	40,603
Total current assets	518,218	517,422
Property, plant and equipment, net	180,882	169,132
Goodwill	75,254	74,245
Other intangible assets, net	18,190	18,489
Deferred income taxes — long-term	21,265	40,131
Other long-term assets, net	79,158	69,436
Total assets	$892,967	$888,855

Current liabilities
Current portion of long-term debt	$223	$219
Accounts payable	62,403	51,282
Accrued expenses and other current liabilities	118,721	147,175
Total current liabilities	181,347	198,676
Long-term debt	199	296
Other long-term liabilities	86,205	88,778
Contingencies and commitments
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 46,788 outstanding at 4/28/18 and 48,472 outstanding at 4/29/17	46,788	48,472
Capital in excess of par value	298,948	289,632
Retained earnings	291,644	284,698
Accumulated other comprehensive loss	(25,199)	(32,883)
Total La-Z-Boy Incorporated shareholders’ equity	612,181	589,919
Noncontrolling interests	13,035	11,186
Total equity	625,216	601,105
Total liabilities and equity	$892,967	$888,855

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Unaudited For the Fiscal Year Ended
(Amounts in thousands)	4/28/2018	4/29/2017
Cash flows from operating activities
Net income	$81,595	$86,984
Adjustments to reconcile net income to cash provided by operating activities
Gain on disposal of assets	(2,108)	(224)
Gain on conversion of investment	(2,204)	—
Gain on sale of investments	(770)	(471)
Change in deferred taxes	17,261	569
Change in provision for doubtful accounts	276	(291)
Depreciation and amortization	31,767	29,131
Stock-based compensation expense	9,474	8,864
Pension plan contributions	(2,000)	(2,300)
Change in receivables	(2,801)	(7,850)
Change in inventories	(8,009)	12,517
Change in other assets	(3,245)	(1,211)
Change in accounts payable	6,602	4,541
Change in other liabilities	(10,088)	17,731
Net cash provided by operating activities	115,750	147,990
Cash flows from investing activities
Proceeds from disposals of assets	1,440	761
Proceeds from property insurance	2,087	—
Capital expenditures	(36,337)	(20,304)
Purchases of investments	(28,593)	(29,763)
Proceeds from sales of investments	22,674	19,954
Acquisitions, net of cash acquired	(16,495)	(35,878)
Net cash used for investing activities	(55,224)	(65,230)
Cash flows from financing activities
Payments on debt	(262)	(288)
Payments for debt issuance costs	(231)	—
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	2,977	1,749
Excess tax benefit on stock option exercises	—	1,737
Purchases of common stock	(56,730)	(35,957)
Dividends paid	(22,009)	(20,655)
Net cash used for financing activities	(76,255)	(53,414)
Effect of exchange rate changes on cash and equivalents	1,741	178
Change in cash, cash equivalents and restricted cash	(13,988)	29,524
Cash, cash equivalents and restricted cash at beginning of period	150,859	121,335
Cash, cash equivalents and restricted cash at end of period	$136,871	$150,859

Supplemental disclosure of non-cash investing activities
Capital expenditures included in accounts payable	$5,667	$1,795

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Unaudited For the Fiscal Quarter Ended		Unaudited For the Fiscal Year Ended
(Unaudited, amounts in thousands)	4/28/2018	4/29/2017	4/28/2018	4/29/2017
Sales
Upholstery segment:
Sales to external customers	$270,668	$271,560	$1,010,097	$986,917
Intersegment sales	56,569	53,755	217,266	204,526
Upholstery segment sales	327,237	325,315	1,227,363	1,191,443

Casegoods segment:
Sales to external customers	27,098	22,530	95,919	87,181
Intersegment sales	3,505	3,513	15,474	13,047
Casegoods segment sales	30,603	26,043	111,393	100,228

Retail segment sales	121,545	118,032	474,613	443,238

Corporate and Other:
Sales to external customers	714	584	3,318	2,724
Intersegment sales	2,582	1,686	9,421	6,437
Corporate and Other sales	3,296	2,270	12,739	9,161

Eliminations	(62,656)	(58,954)	(242,161)	(224,010)
Consolidated sales	$420,025	$412,706	$1,583,947	$1,520,060

Operating Income (Loss)
Upholstery segment	$41,927	$44,608	$130,349	$148,996
Casegoods segment	2,808	2,036	11,641	8,623
Retail segment	7,963	7,690	20,709	19,205
Corporate and Other	(6,991)	(10,880)	(33,330)	(43,482)
Consolidated operating income	$45,707	$43,454	$129,369	$133,342

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

(Amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
Fiscal Quarter Ended	7/29/2017	10/28/2017	1/27/2018	4/28/2018
Sales	$357,079	$393,205	$413,638	$420,025
Cost of sales	217,976	238,253	251,140	253,831
Gross profit	139,103	154,952	162,498	166,194
Selling, general and administrative expense	122,805	120,683	129,403	120,487
Operating income	16,298	34,269	33,095	45,707
Interest expense	157	160	113	108
Interest income	343	376	444	546
Other income (expense), net	1,749	(926)	(1,094)	(1,379)
Income before income taxes	18,233	33,559	32,332	44,766
Income tax expense	6,489	10,353	20,047	10,406
Net income	11,744	23,206	12,285	34,360
Net income attributable to noncontrolling interests	(93)	(310)	(176)	(150)
Net income attributable to La-Z-Boy Incorporated	$11,651	$22,896	$12,109	$34,210

Diluted weighted average common shares	48,846	48,297	47,757	47,472

Diluted net income attributable to La-Z-Boy Incorporated per share	$0.24	$0.47	$0.25	$0.72

Dividends declared per share	$0.11	$0.11	$0.12	$0.12

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

(Amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
Fiscal Quarter Ended	7/30/2016	10/29/2016	1/28/2017	4/29/2017
Sales	$340,783	$376,579	$389,992	$412,706
Cost of sales	206,562	227,195	233,185	243,815
Gross profit	134,221	149,384	156,807	168,891
Selling, general and administrative expense	111,763	115,526	123,235	125,437
Operating income	22,458	33,858	33,572	43,454
Interest expense	115	117	562	279
Interest income	204	234	241	302
Other income (expense), net	(762)	(969)	221	(1,000)
Income before income taxes	21,785	33,006	33,472	42,477
Income tax expense	7,777	11,901	9,830	14,248
Net income	14,008	21,105	23,642	28,229
Net income attributable to noncontrolling interests	(202)	(272)	(356)	(232)
Net income attributable to La-Z-Boy Incorporated	$13,806	$20,833	$23,286	$27,997

Diluted weighted average common shares	49,594	49,511	49,384	49,181

Diluted net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.42	$0.47	$0.57

Dividends declared per share	$0.10	$0.10	$0.11	$0.11